SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    February 28, 2002
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                             Hoenig Group Inc.
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           (Exact Name of Registrant as Specified in Its Charter)



      Delaware                    0-19619                  13-3625520
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(State or other jurisdiction    (Commission              (IRS Employer
    of incorporation)            File Number)            Identification No.)


     Reckson Executive Park, 4 International Drive, Rye Brook, NY 10573
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            (Address of principal executive offices) (Zip Code)


      Registrants telephone number, including area code: 914-935-9000
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                                    N/A
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       (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS

         On February 28, 2002, Hoenig Group Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Investment Technology Group, Inc., a Delaware corporation ("ITG"), and Indigo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ITG ("Merger Subsidiary"). The Merger Agreement is attached as Exhibit 2.1 hereto. Consummation of the merger (the "Merger") and the other transactions contemplated by the Merger Agreement are subject to various conditions set forth in the Merger Agreement, including, but not limited to, the receipt of regulatory approvals, the approval of the stockholders of the Company and the completion of the previously announced sale of the Company's asset management subsidiary, Axe-Houghton Associates Inc. ("Axe-Houghton"), which is expected to be completed by April 30, 2002. If the Merger is completed, holders of Company common stock will receive, in cash for each share of common stock held, $12.32 plus the per share amount of the net cash proceeds received by the Company in the pending sale of Axe-Houghton announced on February 12, 2002. The Company expects the total cash merger consideration to be between $12.34 and $12.59 per share. The Company will publicly announce the amount stockholders will receive per share in the Merger as soon as practicable after the sale of Axe-Houghton is completed.

         As a condition and inducement to ITG's willingness to enter into the Merger Agreement, ITG, the Company and four stockholders of the Company (two directors and officers of the Company and two trusts in which a third director has a beneficial interest) entered into a voting agreement, dated as of February 28, 2002 (the "Voting Agreement"), pursuant to which they agreed to vote their shares of the Company common stock, and granted a proxy to ITG to vote such shares, in favor of the Merger. These four stockholders hold shares of the Company common stock representing approximately 38.6% of the votes entitled to be cast to adopt the Merger Agreement. The Voting Agreement will terminate upon completion of the Merger or the termination of the Merger Agreement in accordance with its terms, whichever occurs first. The Voting Agreement is attached hereto as
Exhibit 99.1

         Immediately prior to the execution of the Merger Agreement and the Voting Agreement, the Company amended its Rights Agreement, dated as of January 14, 1997, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Amendment to the Rights Agreement") to provide that ITG is not an acquiring person by virtue of the Merger Agreement or the Voting Agreement. The Amendment to the Rights Agreement is attached hereto as Exhibit 99.2.

         Also on February 28, 2002, the Company and ITG issued a press release regarding the signing of the Merger Agreement which is attached hereto as exhibit 99.3.

         A special meeting of the Company's stockholders will be called and held as promptly as practicable to approve a proposal to adopt the Merger Agreement and the transactions contemplated thereby. In connection with the foregoing, the Company amended its Amended and Restated Bylaws to permit the Company to postpone the Company's annual meeting of stockholders for the year 2002. The text of such amendments is attached hereto as Exhibit 99.4.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 2.1 Agreement and Plan of Merger, dated as of February 28, 2002, by and among Hoenig Group Inc., Investment Technology Group, Inc. and Indigo Acquisition Corp.

         Exhibit 99.1 Voting Agreement, dated as of February 28, 2002, by and among Investment Technology Group, Inc., Hoenig Group Inc., Alan B. Herzog, Max H. Levine, Laura H. Hoenig Family Trust and Laura
                           H. Hoenig Grantor Retained Annuity Trust

         Exhibit 99.2 Amendment to the Rights Agreement, dated February 28, 2002, between Hoenig Group Inc.and Continental Stock Transfer & Trust Company, as Rights Agent

         Exhibit 99.3      Press release dated February 28, 2002

         Exhibit 99.4 Amendments to Hoenig Group Inc.'s Amended and Restated Bylaws



                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                        Hoenig Group Inc.


                                        By:  /s/ Fredric P. Sapirstein
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                                        Name:  Fredric P. Sapirstein
                                        Title: Chief Executive Officer

Date:    March 4, 2002
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